                                                       Exhibit 10(c)

                        AGREEMENT OF PURCHASE AND SALE


     THIS AGREEMENT is made effective for all purposes as of the 3rd day of April, 1996, by and between Purchaser, IGC, and SCA (such parties being hereinafter defined).


                                   ARTICLE I
                                  Definitions

     As used in this Agreement, unless the context otherwise requires or it is otherwise herein expressly provided, the following terms shall have the following meanings:

1.1  PURCHASE PRICE:     One Million Two Hundred Seventy-Eight Thousand Eight
                         Hundred Ninety-Seven Dollars ($1,278,897.00).

1.2  PURCHASER:          A.P.S. Associates Limited Partnership, a Delaware
                         limited partnership, its assignees, designees or nominees, with an address at:

                         222 Smallwood Village Center
                         St. Charles, MD 20602

1.3  IGC:                Interstate General Company, L.P. a Delaware limited
                         partnership, with an address at:

                         222 Smallwood Village Center
                         St. Charles, MD 20602

1.4  SCA:                St. Charles Associates L.P., a Maryland limited
                         partnership, with an address at:

                         222 Smallwood Village Center
                         St. Charles, MD 20602

1.5  SETTLEMENT:         The consummation of the sale and purchase provided
                         for in this Agreement to occur as provided in Article
                         VII hereof.

1.6  IGC PROPERTY:       Accounts receivable (payable to IGC) from each of the
                         entities listed on Exhibit A.

1.7  SCA PROPERTY:       Accounts receivable (payable to SCA) from IBC. The
                         amount of receivables payable to SCA by IBC is evidenced by a Note dated September 28, 1989 (the
                         "SCA Note"), and is particularly described on Exhibit
                         B hereto.

1.8  SCA COLLATERAL:     The partnership interests assigned, and rights of the
                         assignee, under:

                         That certain Assignment And Pledge of Partnership Interest (VLA) dated as of April 1, 1992 by and between SCA and IBC (the "VLA Assignment");

                         and

                         That certain Assignment And Pledge of Partnership Interest (SMA) dated as of April 1, 1992 by and between SCA and IBC, as amended by that certain First Amendment To Assignment of Partnership Interests
                         (SMA) dated as of April 1, 1992 (the "SMA
                         Assignment").

                         The SCA collateral evidences, inter alia, a lien securing the repayment of the SCA Note.

1.9  IBC:                Interstate Business Corporation, a Delaware
                         corporation.


                                  ARTICLE II

                  Sale and Purchase; Assignment of Collateral

     2.1 Sale and Purchase. For and in consideration of the mutual promises, covenants, representations, warranties, and agreements contained herein, IGC shall sell and convey the IGC Property to Purchaser, and SCA shall sell and convey the SCA Property, and assign and endorse the SCA Note, to Purchaser, and Purchaser shall purchase the IGC Property and the SCA Property.

     2.2 Assignment of SCA Collateral. For and in consideration of the mutual promises, covenants, representations, warranties, and agreements contained herein, SCA shall assign to Purchaser, and Purchaser shall accept SCA's assignment of, all of its right, title and interest in and to the SCA Collateral.


                                  ARTICLE III

                 Representations and Warranties of IGC and SCA


     IGC represents and warrants to Purchaser that as of the date of the execution of this Agreement, and as of the date of Settlement:

     3.1 Legal Status. IGC is a limited partnership organized, validly existing, and in good standing under the laws of Delaware and subject to the performance by IGC of its obligations under Section 6.1 hereof, (i) IGC has the power to enter into this Agreement and to consummate the transactions provided for herein; (ii) the undersigned officer of Interstate General Management Corporation, the general partner of IGC, has full power, authority and legal right to enter into this Agreement on behalf of IGC; and (iii) no other party has any right, title or interest in any of the IGC Property.

     3.2 Compliance with Other Instruments, etc. Except as set forth in Exhibit E, neither the entering into of this Agreement nor the consummation of the transactions contemplated hereby will constitute or result in a violation or breach by IGC of its Articles of Incorporation, by-laws and other corporate documents, or, subject to the performance by IGC of its obligations under
Section 6.1 hereof, of any contract or other instrument to which it is a party, or to which it is subject or by which it or any of its assets or properties may be bound.

     3.3 Compliance with Laws. etc. Neither the entering into of this Agreement nor the consummation of the transactions contemplated hereby will constitute or result in a violation or breach by IGC of any judgment, order. writ, injunction or decree issued against or imposed upon it, or result, subject to the performance by IGC of its obligations under Section 6.1 hereof, in a violation of any applicable law, order, rule or regulation of any governmental authority. Except as described in Exhibit D hereto, there is no action, suit, proceeding or investigation pending in any court or before or by any federal, district, county, or municipal department, commission, board, bureau, agency or other governmental instrumentality which would prevent the consummation of the transactions contemplated by this Agreement or which would become a cloud on the title to the IGC Property or any portion thereof or which questions the validity or enforceability of the transactions contemplated by this Agreement or any action taken pursuant hereto. No approval, consent, order or authorization of, or designation, registration or filing (other than for recording purposes) with any governmental authority is required in connection with the due and valid execution and delivery of this Agreement by IGC and its compliance with the provisions hereof and the consummation of the transactions contemplated hereby except as provided in Section 6.1 hereof.

     3.4  The IGC Property.

           (a) The receivables listed on Exhibit A hereto constitute the valid and binding legal obligations of the entities listed thereon, and are due and owing to IGC without offset, counterclaim or defense of any kind.

           (b) Except as set forth in Exhibit E, neither the execution and delivery of this Agreement nor the sale of the IGC Property hereunder will, subject to the performance by IGC of its obligations under Section 6.1 hereof, violate any provision of, or result in the acceleration of any obligation under, any security, mortgage, note, debenture, loan, lease, agreement, instrument, order, judgment or decree to which IGC is a party or by which IGC is bound.

           (c) The board of directors of Interstate General Management Corporation, the general partner of IGC, has duly approved the transactions contemplated by this Agreement and has authorized the execution and delivery of this Agreement by the officers of Interstate General Management Corporation who are executing this Agreement.

           (d) There are no actions or proceedings pending or threatened to liquidate, reorganize or dissolve IGC.

           (e) Between the date hereof and Settlement, Purchaser or its agents shall be given complete and unlimited access to the records of IGC relating to the IGC Property.

           (f) All federal, state and local income, withholding, sales, franchise and other taxes due or payable by IGC with respect to the IGC Property have been paid by IGC and all returns due with respect thereto have been filed. IGC does hereby indemnify and hold harmless Purchaser against any loss, cost, damage or expense arising from nonpayment of any taxes whatsoever owed by IGC or which may be assessed against IGC for periods prior to Settlement.

          (g) No representation, warranty or covenant by IGC or in this Agreement, or any statement, certificate or schedule made, furnished or to be furnished to Purchaser pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

           (h) Notwithstanding any investigation or audit conducted before or after Settlement, and notwithstanding any facts or circumstances which any party may have obtained or discovered as a result of such investigation, audit or otherwise, the parties shall be entitled to rely upon the representations and warranties set forth herein.

     3.5 Full Disclosure. IGC knows of no materially adverse fact affecting or threatening to affect the IGC Property which has not been disclosed to Purchaser in this Agreement.

     3.6 Completeness of Representations. No representation or warranty made by IGC in this Agreement or as provided herein contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained herein not false or misleading.

     SCA represents and warrants to Purchaser that as of the date of the execution of this Agreement, and as of the date of Settlement:

     3.7 Legal Status. SCA is a limited partnership organized, validly existing, and in good standing under the laws of Maryland and subject to the performance by SCA of its obligations under Section 6.1 hereof, (i) SCA has the power to enter into this Agreement and to consummate the transactions provided for herein; (ii) the undersigned officer of Interstate General Management Corporation, general partner of IGC, which is the general partner of SCA, has full power, authority and legal right to enter into this Agreement on behalf of SCA; and iii) no other party has any right, title or interest in any of the SCA Property.

     3.8 Compliance with Other Instruments, etc. Neither the entering into of this Agreement nor the consummation of the transactions contemplated hereby will constitute or result in a violation or breach by SCA of its Articles of Incorporation, by-laws and other corporate documents, or, subject to the performance by SCA of its obligations under Section 6.1 hereof, of any contract or other instrument to which it is a party, or to which it is subject or by which it or any of its assets or properties may be bound.

     3.9 Compliance with Laws, etc. Neither the entering into of this Agreement nor the consummation of the transactions contemplated hereby will constitute or result in a violation or breach by SCA of any judgment, order, writ, injunction or decree issued against or imposed upon it, or result, subject to the performance by SCA of its obligations under Section 6.1 hereof, in a violation of any applicable law, order, rule or regulation of any governmental authority. Except as described in Exhibit D hereto, there is no action, suit, proceeding or investigation pending in any court or before or by any federal, district, county, or municipal department, commission, board, bureau, agency or other governmental instrumentality which would prevent the consummation of the transactions contemplated by this Agreement or which would become a cloud on the title to the SCA Property or any portion thereof or which questions the validity or enforceability of the transactions contemplated by this Agreement or any action taken pursuant hereto. No approval, consent, order or authorization of, or designation, registration or filing (other than for recording purposes) with any governmental authority is required in connection with the due and valid execution and delivery of this Agreement by SCA and its compliance with the provisions hereof and the consummation of the transactions contemplated hereby except as provided in Section 6.1 hereof.

     3.10 The SCA Property.

           (a) The receivables listed on Exhibit B hereto constitute the valid and binding legal obligations of the partnerships listed thereon, and are due and owing to SCA without offset, counterclaim or defense of any kind.

           (b) Neither the execution and delivery of this Agreement nor the sale of the SCA Property hereunder will, subject to the performance by SCA of its obligations under Section 6.1 hereof, violate any provision of, or result in the acceleration of any obligation under, any security, mortgage, note, debenture, loan, lease, agreement, instrument, order, judgment or decree to which SCA is a party or by which SCA is hound.

           (c) The board of directors of Interstate General Management Corporation, the general partner of IGC, which is the general partner of SCA, has duly approved the transactions contemplated by this Agreement and has authorized the execution and delivery of this Agreement by the officers of Interstate General Management Corporation who are executing this Agreement.

           (d) There are no actions or proceedings pending or threatened to liquidate, reorganize or dissolve SCA.

           (e) Between the date hereof and Settlement, Purchaser or its agents shall be given complete and unlimited access to the records of SCA relating to the SCA Property.

           (f) All federal, state and local income, withholding, sales, franchise and other taxes due or payable by SCA with respect to the SCA Property have been paid by SCA and all returns due with respect thereto have been filed. SCA does hereby indemnify and hold harmless Purchaser against any loss, cost, damage or expense arising from nonpayment of any taxes whatsoever owed by SCA or which may be assessed against SCA for periods prior to Settlement.

           (g) No representation, warranty or covenant by SCA or in this Agreement, or any statement, certificate or schedule made, furnished or to be furnished to Purchaser pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, nor omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

           (h) Notwithstanding any investigation or audit conducted before or after Settlement, and notwithstanding any facts or circumstances which any party may have obtained or discovered as a result of such investigation, audit or otherwise, the parties shall be entitled to rely upon the representations and warranties set forth herein.

     3.11 The SCA Collateral.

           (a) The VLA Assignment and the SMA Assignment are fully enforceable by the assignee thereunder, and by such assignee's successors and assigns, are fully enforceable in accordance with their respective terms.

           (b) SCA's interest under the VLA Assignment and the SMA Assignment is freely assignable and, upon assignment of the same to Purchaser, may be fully enforced by Purchaser with the same force and effect as if Purchaser were originally named as assignee therein.

           (c) IBC has no claims, offsets, counterclaims or defenses to the full enforcement of the VLA Assignment and the SMA Assignment.

           (d) None of the parties to the VLA Assignment or the SMA Assignment are in default of their obligations thereunder.

      3.12 Full Disclosure. SCA knows of no materially adverse fact affecting or threatening to affect the SCA Property which has not been disclosed to Purchaser in this Agreement.

      3.13 Completeness of Representations. No representation or warranty made by SCA in this Agreement or as provided herein contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained herein not false or misleading.


                                  ARTICLE IV

                  Representations and Warranties of Purchaser

     Purchaser represents and warrants to each of IGC and SCA that, as of the date of the execution of this Agreement, and as of the date of Settlement:

     4.1 Legal Status. (i) Purchaser is a limited partnership organized, validly existing, and in good standing under the laws of Delaware; (ii) Purchaser has the power to enter into this Agreement and to perform its obligations as provided for herein; and (iii) the undersigned officer of Advance Power Systems, Inc., a general partner of Purchaser, has full power, authority and legal right to enter into this Agreement on behalf of Purchaser, and to consummate the transaction provided for herein.

     4.2 Compliance with Other Instruments, etc. Neither the entering into of this Agreement nor the consummation of the transactions contemplated hereby will constitute or result in a violation or breach by Purchaser of its limited partnership agreement or other corporate documents, or, subject to the performance by IGC and SCA of their obligations under Section 6.1 hereof, of any contract or other instrument to which it is a party, or to which it is subject or by which it or any of its assets or properties may be bound.

     4.3 Compliance with Laws, etc. Neither the entering into of this Agreement nor the consummation of the transactions contemplated hereby will constitute or result in a violation or breach by Purchaser of any judgment, order, writ, injunction or decree issued against or imposed upon it, or will result, subject to the performance by IGC and SCA of their obligations under
Section 6.1 hereof, in a violation of any applicable law, order, rule or regulation of any governmental authority. There is no action, suit, proceeding or investigation pending in any court or before or by any federal, district, county, or municipal department, commission, board, bureau, agency or other governmental instrumentality which would prevent the consummation of the transactions contemplated by this Agreement or which questions the validity or enforceability of the transaction contemplated by this Agreement or any action taken pursuant hereto. No approval, consent, order or authorization of, or designation, registration or filing (other than for recording purpose with any governmental authority is required in connection with the due and valid execution and delivery of this Agreement by Purchaser and its compliance with the provisions hereof and consummation of the transactions contemplated hereby except as provided in Section 6.1 hereof.

     4.4 No violation. The Purchaser is not in violation of any order, judgment, law, statute, regulation or ordinance.

     4.5 Authorization. The general partners of Purchaser have duly approved the transactions contemplated by this Agreement and have authorized the execution and delivery of this Agreement by the undersigned on behalf of Purchaser.

     4.6 No Liquidation. There are no actions or proceedings pending or threatened to liquidate, reorganize or dissolve the Purchaser.

                                   ARTICLE V

        Survival of Representations and Warranties; Further Assurances,

     5.1  Survival and Merger, The representations and warranties set forth in
Article III and IV of this Agreement shall be deemed to have been made again on and as of the date of Settlement and shall then be true and correct and shall remain operative and shall survive the Settlement and the execution, delivery and recordation of the Instruments of Conveyance and shall not be merged therein. Purchaser, IGC and SCA shall each have the right to exercise any and all legal and equitable rights and remedies for any breach of the foregoing representations and warranties hereunder which are disclosed after Settlement.

     5.2  Further Assurances: Hold Harmless,

           (a) IGC and SCA each agree that, upon request of Purchaser, it shall (or direct its officers and employees to, if applicable) execute and deliver all documents, and take any other actions which may in the reasonable opinion of Purchaser be necessary or desirable to evidence, perfect, protect or record the right or title of Purchaser to the IGC Property and the SCA Property, or to aid in the prosecution or defense of any rights arising therefrom, all without further consideration.

           (b) IGC agrees to indemnify and hold harmless Purchaser at all times after the Settlement against and with respect to: (i) any breach by IGC of any of its obligations, representations or warranties hereunder, (ii) any cost, expense or damages incurred by Purchaser in connection with perfecting its right and title to the IGC Property, (iii) any claim asserted against Purchaser for any unsatisfied obligation of IGC in connection with the IGC Property, (iv) any failure to obtain the approvals referred to in Section 6.1 hereof and (v) any claim asserted by any government agency or any lending institution arising from consummation of the transactions contemplated hereby.

           (c) SCA agrees to indemnify and hold harmless Purchaser at all times after the Settlement against and with respect to: (i) any breach by SCA of any of its obligations, representations or warranties hereunder, (ii) any cost, expense or damages incurred by Purchaser in connection with perfecting its right and title to the SCA Property, (iii) any claim asserted against Purchaser for any unsatisfied obligation of SCA in connection with the SCA Property, (iv) any failure to obtain the consents the approvals referred to in Section 6.1 hereof and (v) any claim asserted by any government agency or any lending institution arising from consummation of the transactions contemplated hereby.

                                  ARTICLE VI

                    Covenants and Conditions of Settlement

     The obligations of the Purchaser hereunder shall be subject to the fulfillment of the following conditions, and IGC and SCA jointly and severally agree to fulfill such conditions:

     6.1 Instruments of Conveyance. IGC and SCA shall execute and deliver to the Purchaser appropriate assignments of the IGC Property and the SCA Property. Such assignments shall be substantially in form and substance equivalent to the Assignments attached hereto as Exhibit C. The assignments contemplated herein may be subject to the approval of any regulatory or governmental agencies having jurisdiction over IGC or SCA (provided, however, that such approval need not be received prior to Settlement hereunder). IGC and SCA shall obtain all such approvals by N/A, 1996.

     6.2 Original Documents. At Settlement, IGC and SCA shall deliver to Purchaser all original documents pertaining to the IGC Property and the SCA Property which each of IGC and SCA has in its possession.

     6.3 Satisfaction of Liens. Except as contemplated in Section 6.1, any and all liens, of any type whatsoever, with respect to the IGC Property and the SCA Property, or as to which they may be subject, shall have been satisfied or otherwise released of record by IGC and SCA, prior to Settlement, or provision satisfactory to Purchaser shall have been made by IGC and SCA for their full and complete release.

     6.4 Settlement Representations and Warranties. At Settlement, each of the representations and warranties of IGC and SCA contained in this Agreement is deemed to have been made again on and as at the Settlement and shall be true and correct in all material respects as at the Settlement. IGC and SCA shall, jointly and severally, indemnify and hold harmless Purchaser from and against all loss, damages, costs or expenses (including reasonable attorney's fees) resulting from or in any way related to any breach thereof.


                                  ARTICLE VII

                                  Settlement

     7.1 Settlement. Settlement shall take place in the office of the Purchaser's designated legal counsel at 10:00 a.m. on the day established by this Agreement. Settlement hereunder shall occur no later than August 19, 1996.


                                 ARTICLE VIII

                            Default and Termination

     8.1 Purchaser Default. If the transaction herein contemplated shall not be consummated on the date of Settlement because of the Purchaser's default, then IGC and SCA may exercise any and all legal and equitable rights or remedies available to them, including, without limitation, the right to specific performance and/or recovery of damages.

     8.2 IGC or SCA Default. If the transactions herein contemplated shall not be consummated on the date of Settlement because of one or more defaults hereunder by IGC or SCA, or both, then Purchaser may exercise any and all legal and equitable rights or remedies available to it, including, without limitation, the right to specific performance and/or recovery of damages.


                                  ARTICLE IX

                        Recision and Reformation

     9.1 Reformation in Certain Events. If (i) any of the approvals referred to in Section 6.1 hereof with respect to any portion of the IGC Property or the SCA Property is not obtained or (ii) in the opinion of counsel to Purchaser, any such approvals that are obtained are insufficient to vest in Purchaser free and clear title to any portion of the IGC Property and the SCA Property, or
(iii) any governmental agency commences or threatens to commence a legal proceeding arising from the consummation of the transactions contemplated hereby in which such agency either asserts rights in any portion of the IGC Property or the SCA Property, or claims which, in the reasonable opinion of Purchaser, may materially reduce the value of any portion of the IGC Property or the SCA Property (any such event being referred to herein as a "Transfer Defect"), then Purchaser, at its option, may rescind its agreement to purchase such portion of the IGC Property or the SCA Property, as the case may be. Promptly upon receipt of notice of such recision, the Purchase Price will be reduced by the value (as shown on Exhibits A and B hereto) of the portion of the IGC Property or SCA Property as to which the Purchaser has rescinded this Agreement, and the remainder of the IGC Property and the SCA Property shall be purchased and sold in accordance with the terms hereof.

     9.2 Recision. If, as a result of one or more Transfer Defects, Purchaser determines that it is unable to obtain substantially all of the benefits of ownership of the IGC Property and the SCA Property, or otherwise is deprived of any material inducement to its willingness to enter into and perform this Agreement, Purchaser, by notice to IGC and SCA, may rescind this Agreement, following which notice this Agreement shall be null and void and of no further force or effect.

                                   ARTICLE X

                              General Provisions

     10.1 Modifications and Waivers. No modification, waiver, amendment, discharge or change of this Agreement, except as otherwise provided herein, shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is sought. This Agreement contains the entire agreement between the parties relating to the transactions contemplated hereby, and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged herein.

     10.2 Successors and Assigns. All terms of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by the parties hereto and their respective legal representatives, successors and assigns.

     10.3 Governing Law. This Agreement is intended to be performed in the State of Maryland and shall be construed and enforced in accordance with the internal laws thereof.

     10.4 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, or by recognized air courier or if sent by registered or certified mail, return receipt requested, and postage prepaid, to a party at its address set forth above, or at such other address as such party may specify from time to time by written notice to the other party.

     10.5 Exhibits. All exhibits and schedules referred to herein and attached hereto are incorporated by reference into this Agreement.

     10.6 Severability. If any provision of this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof and any other application thereof shall not in any way be affected or impaired, and such remaining provisions shall continue in full force and effect.

     10.7 Construction. Each party hereto and its counsel has reviewed and revised (or requested revisions of) this Agreement, and the normal rule of construction that any ambiguities are to be resolved against the drafting party shall not be applicable in the construction and interpretation of this Agreement.

     10.8 Time Periods. Any time period hereunder which expires on, or any date hereunder which occurs on, a Saturday, Sunday or legal United States holiday, shall be deemed to be postponed to the next business day. The first day of any time period hereunder which runs "from" or 'after" a given day shall be deemed to occur on the day subsequent to that given day.

     10.9 Captions. The captions of this Agreement are inserted for convenience of reference only and do not define, describe or limit the scope or the intent of this Agreement or any term hereof.

    10.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

    10.11 Broker's Fees. Purchaser, IGC and SCA each hereby warrant and represent to the each other that they have not dealt with any broker or agent in connection with the transactions contemplated herein. Each party hereto hereby indemnifies and holds harmless the other party from and against any and all claims, demands, causes of action, loss, damage, liabilities, costs and expenses (including reasonable attorney's fees) arising from any inaccuracy or breach of the foregoing warranty and representation.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                         IGC:

WITNESS                  INTERSTATE GENERAL COMPANY, L.P.

                         By: Interstate General Management Corporation, its general partner


/s/ Martha Haupt         By:  /s/ John E. Hans
- -------------------           -----------------------------------------
Name  Martha Haupt       Name John E. Hans
                         Its  Senior Vice President



                         SCA:

WITNESS                  ST. CHARLES ASSOCIATES, L.P.

                         By:  Interstate General Company, L.P., its general
                              partner

                         By: Interstate General Management Corporation, its general partner


/s/ Martha Haupt         By:  /s/ John E. Hans
- -------------------           -----------------------------------------
Name  Martha Haupt       Name John E. Hans
                         Its  Senior Vice President




                         PURCHASER:

                         A.P.S. ASSOCIATES LIMITED PARTNERSHIP

WITNESS                  By:  Advance Power Systems, Inc., its general partner


/s/ Paula S. Biggs       By:  /s/ Michael Wilson
- -------------------           -----------------------------------------
Name  Paula S. Biggs     Name Michael Wilson
                         Its  Vice President

                                                       Exhibit A




                         Receivables Assigned by IGCLP
                     to Wilson Family Limited Partnership



                                   Working
                     Management    Capital                Back-
                        Fees        Loans     Interest   Charges     Total
                     ----------    --------   --------   --------  ----------


Chastleton            $381,301     $183,536              $ 39,177  $  604,014
Coachman's              30,479      103,040     23,136     16,371     173,026
Rolling Hills          144,593                              4,221     148,815
Village Lake            58,789                              1,885      60,674
IBC                                                        17,616      17,616
SVA                                                           748         748
SVOBA                                                          70          70
IBC CP                                                        641         641
                      --------     --------   --------   --------  ----------
                      $615,162     $286,576   $ 23,136   $ 80,728  $1,005,603
                      ========     ========   ========   ========  ==========

                                                       Exhibit B






Receivables Assigned by SCA
to Wilson Family Limited Partnership






IBC                      $ 273,294
                         ---------
                         $ 273,294 (1)
                         =========





(1) The outstanding principal balance of this note receivable is $301,780. The balance of the note receivable and accrued interest will be satisfied by a transfer of partnership interests.